EXHIBIT 2.2
MORTGAGE LOAN CONTRIBUTION AGREEMENT








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                      MORTGAGE LOAN CONTRIBUTION AGREEMENT

                                     BETWEEN

                      RESIDENTIAL ASSET FUNDING CORPORATION

                                       AND

             MORTGAGE LENDERS NETWORK HOME EQUITY LOAN TRUST 1999-1

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             MORTGAGE LENDERS NETWORK HOME EQUITY LOAN TRUST 1999-1

            ASSET BACKED NOTES SERIES 1999-1, CLASS A-1 AND CLASS A-2

                            DATED AS OF JUNE 1, 1999


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                      MORTGAGE LOAN CONTRIBUTION AGREEMENT

                  This MORTGAGE LOAN CONTRIBUTION AGREEMENT (this "Agreement"), dated as of June 1, 1999, is made and entered into by and between RESIDENTIAL ASSET FUNDING CORPORATION, a Delaware corporation (the "Depositor"), and MORTGAGE LENDERS NETWORK HOME EQUITY LOAN TRUST 1999-1 (the "Issuer"), a Delaware business trust formed pursuant to a Deposit Trust Agreement, dated as of June 1, 1999 (the "Deposit Trust Agreement"), among the Depositor, Wilmington Trust Company, as Owner Trustee, Norwest Bank Minnesota, National Association, as Trust Paying Agent and Mortgage Lenders Network USA, Inc., as Servicer.

                                    RECITALS

                  On the terms and conditions hereinafter provided, the Depositor intends to contribute and convey, and the Issuer intends to accept and acquire, certain Mortgage Loans (hereinafter defined) which the Depositor acquired from Mortgage Lenders Network USA, Inc. (the "Seller") pursuant to that certain Mortgage Loan Sale Agreement, dated as of June 1, 1999 (the "Sale Agreement"). The Issuer intends to pledge the Mortgage Loans to Norwest Bank Minnesota, National Association, a national banking association, as trustee (in such capacity, the "Indenture Trustee"), under an indenture, to be dated as of June 1, 1999 (the "Indenture"), by and between the Issuer and the Indenture Trustee, pursuant to which the Issuer's Asset Backed Notes, Series 1999-1 Class A-1 and Class A-2 (the "Notes") will be issued. Pursuant to the Deposit Trust Agreement, the Issuer will issue one or more certificates evidencing a 100% beneficial interest in the Issuer (the "Certificates"). The Issuer will deliver the net proceeds from the sale of the Notes and issue the Certificates to or upon the order of the Depositor in consideration of the transfer of the Mortgage Loans and the related rights thereunder and the rights pursuant to the Sale Agreement (collectively, the "Consideration").

                  Capitalized terms used but not defined herein shall have the meanings given such terms in the Indenture.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO CONTRIBUTE AND CONVEY. As and for the Consideration and subject to the terms and conditions set forth herein, the Depositor agrees to contribute and convey, and the Issuer agrees to accept and acquire, all of the Depositor's right, title and interest in and to the fixed rate and adjustable rate mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Exhibit A (such loans, together with all related rights, interests and obligations, are collectively referred to herein as the "Mortgage Loans"). The Mortgage Loans will be divided into two groups. Those Mortgage Loans in Group I (the "Group I Mortgage Loans") will secure the Class A-1 Notes and those Mortgage Loans in Group II (the


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"Group II Mortgage Loans") will secure the Class A-2 Notes. The Mortgage Loan
Schedule will set forth as to each Mortgage Loan the items specified in the definition of "Mortgage Loan Schedule" in the Indenture.

                  The aggregate of the principal balances of the Mortgage Loans being contributed and conveyed pursuant to this Agreement as of the close of business on the Cut-off Date, after application of all payments of principal received in respect of such Mortgage Loans on or before the Cut-off Date (the "Initial Mortgage Pool Balance"), is set forth on the Cross Receipt executed concurrently herewith in the form of Exhibit B attached hereto (the "Cross Receipt"). Simultaneously with and in consideration of the Depositor's contribution and conveyance of the Mortgage Loans to the Issuer, the Issuer shall cause the Notes to be issued and delivered and shall transfer the net proceeds received from the sale of the Notes to be delivered to the Depositor and the Issuer shall cause the Certificates to be issued to or upon the order of the Depositor. The Depositor shall be deemed automatically and for all purposes to have made a contribution to the capital of the Issuer (which contribution shall be reflected in the value assigned to the certificates evidencing equity interests in the Issuer) in an aggregate amount specified on the Cross Receipt. The transfer and conveyance of the Mortgage Loans shall take place on June 4, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date").

                  SECTION 2. CONVEYANCE OF MORTGAGE LOANS.

                  (a) Effective as of the Closing Date, subject only to delivery of the Mortgage File (as defined in the Sale Agreement) for each Mortgage Loan pursuant to subsection (c) below, the Depositor does hereby contribute, assign, transfer and otherwise convey to the Issuer, without recourse, representation or warranty (other than as expressly set forth in Section 3(a) hereof), and the Issuer does hereby accept, assume and acquire, all of the Depositor's right, title and interest in and to the Mortgage Loans identified on the Mortgage Loan Schedule, and the Issuer hereby assumes and agrees to perform and be bound by each and all of the covenants, agreements, duties and obligations of the Depositor arising under or relating to such Mortgage Loans.

                  (b) The Issuer and its assignees shall be entitled to receive all payments of principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected after the Cut-off Date (other than in respect of interest that accrued on such Mortgage Loan during periods prior to the Cut-off Date), and each of the rights of the Depositor pursuant to representations, warranties and indemnities in favor of the Depositor contained in the Sale Agreement. All payments of interest and principal due on or before the Cut-off Date, but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (other than amounts representing interest that accrued on the Mortgage Loans during any period on or after the Cut-off Date), shall belong to, and be promptly remitted to the Seller.

                  (c) In connection with its contribution and conveyance of the Mortgage Loans pursuant to subsection (a) above, the terms of the Sale Agreement govern the

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delivery of the Mortgage Files to the Custodian, as the Issuer's designee, and the Depositor assigns all of its rights under the Sale Agreement to the Issuer.

                  (d) In connection with its conveyance of the Mortgage Loans pursuant to subsection (a) above, the Depositor shall deliver to the Issuer or its designee in respect of such Mortgage Loans, on or before the Closing Date, all amounts, if any, received on each Mortgage Loan after the applicable Cut-off Date (other than amounts representing interest and principal due on or prior to the applicable Cut-off Date) held by or on behalf of the Depositor.

                  (e) The Depositor shall, at any time upon the request of the Issuer, without limiting the obligations of the Depositor under this Agreement, execute, acknowledge and deliver all such additional documents and instruments and all such further assurances and will do or cause to be done all such further acts and things as may be proper or reasonably necessary to carry out the intent of this Agreement.

                  SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEPOSITOR.

                  (a) The Depositor hereby represents and warrants to and covenants with the Issuer, as of the date hereof, and shall be deemed to have represented and warranted to and covenanted with the Issuer, as of the Closing Date, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) the execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated in this Agreement by the Depositor and the performance and compliance with the terms of this Agreement by the Depositor will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the imposition of any lien, charge or encumbrance upon any of its assets pursuant to any such agreement, and all board resolutions and consents of shareholders necessary for the Depositor to enter into and consummate all transactions contemplated by this Agreement have been obtained;

                  (iii) the Depositor has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) this Agreement, assuming due authorization, execution and delivery by the Issuer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and (B)

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         general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

                  (vi) the assignment of the Mortgage Loans to the Issuer as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

                  (vii) no action, suit, proceeding or investigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

                  (viii) the Depositor has no knowledge of any recent adverse financial condition or event with respect to itself that is likely to materially and adversely affect its ability to perform its obligations under this Agreement;

                  (ix) the Depositor has not failed to obtain any consent, approval, authorization or order of, and has not failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Depositor, which consent, approval, authorization, order, registration or qualification is required for, and the absence of which would materially and adversely affect, the legal and valid execution, delivery and performance of this Agreement by the Depositor. No consent or approval of any other person or entity is necessary for the Depositor to transfer the Mortgage Loans to the Issuer as contemplated herein, or, if any such consent or approval is necessary, such consent or approval has previously been obtained;

                  (x) immediately prior to the transfer and assignment herein contemplated, the Depositor held good, marketable and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Depositor subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Issuer will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others and the assignment of the Mortgage Loans contemplated hereby is valid and effective.

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                  (b) The representations and warranties of the Seller with
respect to the Mortgage Loans set forth in Section 4(b) of and Exhibit B to the Sale Agreement are hereby incorporated by reference in their entirety and are assigned to the Issuer in lieu of any other representations and warranties of the Depositor in respect of the Mortgage Loans. Nothing herein shall be deemed to limit in any respect either the representations and warranties of the Seller or the rights and remedies assigned by the Depositor to the Issuer against the Seller on account of a breach thereof under the Sale Agreement.

                  (c) Except for the representations and warranties of the Depositor in Section 3(a) hereof, the Depositor is contributing and conveying the Mortgage Loans, without recourse to the Depositor and without representations or warranties of any kind, express or implied, by the Depositor, whether statutory or otherwise, including, without limitation, any warranties of transfer, merchantability or fitness for a particular, or the Issuer's intended, use or purposes.

                  SECTION 4. ASSIGNMENT OF RELATED RIGHTS AND REMEDIES.

                  (a) Effective as of the Closing Date, subject only to delivery of the Mortgage File for each Mortgage Loan pursuant to Section 2(c) hereof, the Depositor does hereby assign, transfer and otherwise convey to Issuer, without recourse, representation or warranty (other than as expressly set forth in Section 3(a) hereof), and the Issuer does hereby accept, assume and acquire, to be held jointly and severally with the Depositor, all of the Depositor's rights and remedies under the Sale Agreement and the Issuer hereby assumes and agrees to perform and be bound by each and all of the covenants and agreements of the Depositor arising under the Sale Agreement relating to such rights and remedies and the exercise or enforcement thereof.

                  (b) Simultaneously with the exercise of any rights and remedies or any notices given to the Seller by the Issuer under the Sale Agreement, the Issuer shall give the Depositor and the Note Insurer notice thereof, including, without limitation, copies of all notices given to the Seller.

                  (c) This Section 4 provides the sole remedies available to the Issuer, its successors and assignees, respecting any breach (i) of representations and warranties with respect to the Mortgage Loans to which reference is made in Section 3(c) or (ii) on the part of the Depositor under
Section 2(c) hereof.

                  SECTION 5. CLOSING. The closing of the conveyance of the Mortgage Loans (the "Closing") shall be held at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., Eastern time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (a) All terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Depositor shall


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have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing
Date.

                  (b) The Issuer shall have paid all costs and expenses payable by it to the Depositor or otherwise pursuant to this Agreement.

                  Both parties shall use their best efforts to perform their respective obligations hereunder in a manner that will enable the Issuer to acquire the Mortgage Loans on the Closing Date. Notwithstanding the foregoing, satisfaction by the Depositor or Issuer of its respective obligations under the foregoing provisions of this Section 5 shall not be conditions precedent to the obligation of the Depositor or Issuer, respectively, to close the transactions contemplated by this Agreement.

                  SECTION 6. SERVICING. As of the Cut-off Date, the Mortgage Loans will be serviced by Mortgage Lenders Network USA (in such capacity, the "Servicer") pursuant to the terms of a Servicing Agreement, to be dated as of June 1, 1999 (the "Servicing Agreement"), by and among the Issuer, the Servicer and the Indenture Trustee.

                  SECTION 7. GRANT OF A SECURITY INTEREST. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Issuer as provided in Section 2(a) hereof be, and be construed as, a complete and absolute transfer by the Depositor to the Issuer of all of the Depositor's right, title and interest in and to the Mortgage Loans and not as a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 2(a) hereof shall be deemed to be a grant by the Depositor to the Issuer of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all such amounts, other than investment earnings from time to time held or invested pursuant to and in accordance with the provisions of the Servicing Agreement or the Indenture, as applicable, whether in the form of cash, instruments, securities or other property; (iii) the subsequent pledge of the Mortgage Loans by the Issuer to the Indenture Trustee as contemplated by the preamble hereto shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Depositor or the Issuer or any of their respective agents, including, without limitation, the Indenture Trustee or its agent, of the notes or other instruments evidencing the indebtedness of the mortgagors under the related Mortgage Loans (the "Mortgage Notes") and such other items of property relating to the Mortgage Loans as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial

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Code; and (v) notifications to persons (other than the Indenture Trustee)
holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Depositor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Indenture.

                  SECTION 8. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if to the Issuer, addressed to the Issuer in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration;
Reference: Mortgage Lenders Network Home Equity Loan Trust 1999-1, facsimile:
(302) 651-8882 (or to such other address as may hereafter be furnished to the Depositor in writing by the Issuer), if to the Depositor, addressed to the Depositor at 301 South College Street, TW-06, Charlotte, North Carolina 28288-0610, facsimile: (704) 383-8121 (or to such other address as may hereafter be furnished to the Issuer in writing by the Depositor), and, if to the Note Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management - Structured Finance (IPMSF) (Mortgage Lenders Network Home Equity Loan Trust 1999-1); facsimile: (914) 765-3810 (or to such other address previously furnished in writing to the Depositor and Issuer).

                  SECTION 9. REPRESENTATIONS, WARRANTIES, INDEMNITIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, indemnities and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Depositor submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Depositor to the Issuer.

                  SECTION 10. SEVERABILITY OF PROVISIONS. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable

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such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 13. FURTHER ASSURANCES. The Depositor and the Issuer shall execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 14. SUCCESSORS AND ASSIGNS. The rights and obligations of the Depositor under this Agreement shall not be assigned by the Depositor without the prior written consent of the Issuer, except as provided in Section 15 hereof. The Issuer shall assign all of its right, title and interest herein to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, to which the Depositor hereby expressly consents. The Depositor agrees to perform its obligations hereunder for the benefit of the Issuer, the Note Insurer and the Noteholders and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Issuer and enforce the obligations of the Depositor hereunder without the consent of the Issuer.

                  SECTION 15. MERGER, CONSOLIDATION, ETC. The Depositor may be merged or consolidated with or into any person or entity, or transfer all or substantially all of its assets to any person or entity; PROVIDED that the person or entity resulting from any merger or consolidation to which the Depositor shall be a party, or the person or entity which is the Issuer of all or substantially all of the assets of the Depositor, shall be the successor to the Depositor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  SECTION 16. AMENDMENTS. This Agreement may be amended from time to time by the parties hereto, with the consent of the Note Insurer, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Trust Agreement, the Indenture and the Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel to the Issuer delivered to the Indenture Trustee and the Note Insurer, adversely affect in any material respect the interests of the Indenture Trustee on behalf of the Noteholders.

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                  SECTION 17. WAIVERS. No failure or delay on the part of the
Issuer or its assignees in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                  SECTION 18. THIRD PARTY BENEFICIARIES. The Note Insurer is an intended third-party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Note Insurer; PROVIDED that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the Note Insurance Policy, the Noteholders shall succeed to the Note Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

                  SECTION 19. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

                                      *****

                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]




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                  IN WITNESS WHEREOF, the Depositor and the Issuer have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                RESIDENTIAL ASSET FUNDING CORPORATION,
                                a Delaware corporation

                                By: /s/ Shanker Merchant
                                    ---------------------------------
                                      Name:
                                      Title:

                                MORTGAGE LENDERS NETWORK HOME EQUITY
                                LOAN TRUST  1999-1, a Delaware business trust

                                By:  Wilmington  Trust Company,  not in its
                                     individual  capacity, but solely as Owner
                                     Trustee of the Issuer

                                By: /s/ Norma Closs
                                    -----------------------
                                      Name:  Norma P. Closs
                                      Title:  Vice President










            [Signature Page to Mortgage Loan Contribution Agreement]


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                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                                  CROSS RECEIPT

             MORTGAGE LENDERS NETWORK HOME EQUITY LOAN TRUST 1999-1
            ASSET BACKED NOTES SERIES 1999-1, CLASS A-1 AND CLASS A-2

         CROSS RECEIPT BETWEEN RESIDENTIAL ASSET FUNDING CORPORATION AND
             MORTGAGE LENDERS NETWORK HOME EQUITY LOAN TRUST 1999-1
                     ACKNOWLEDGING RECEIPT OF MORTGAGE NOTES

                  Reference is made to that certain Mortgage Loan Contribution Agreement, between Residential Asset Funding Corporation (the "Depositor") and Mortgage Lenders Network Home Equity Loan Trust 1999-1 (the "Issuer"), dated as of June 1, 1999 (the "Mortgage Loan Contribution Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage Loan Contribution Agreement.

                  The Issuer hereby acknowledges receipt from the Depositor of the Mortgage Notes relating to the Mortgage Loans identified on the Mortgage Loan Schedule annexed as Exhibit A to the Mortgage Loan Contribution Agreement (the "Mortgage Loans"). The Group I Mortgage Loans have an Initial Pool Balance of $100,538,000 and the Group II Mortgage Loans have an Initial Pool Balance of $44,572,000.

                                    MORTGAGE LENDERS NETWORK
                                    HOME EQUITY LOAN TRUST 1999-1

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as Owner
                                         Trustee of the Issuer

                                    By:
                                        ------------------------------------
                                            Authorized Signatory

                  The Depositor hereby acknowledges receipt of the Consideration for the contribution of the Mortgage Loans by the Depositor to the Issuer as specified in the Mortgage Loan Contribution Agreement. The Consideration consists of (a) $________, in immediately available funds, representing the aggregate net proceeds from the sale of the Notes delivered to the Underwriters pursuant to the Underwriting Agreement, and (b) a Certificate, delivered to MLN Depository Corp., a Delaware corporation, representing a 100% beneficial interest in the Issuer.

                                     RESIDENTIAL ASSET FUNDING CORPORATION

                                     By:
                                         ----------------------------------
                                          Name:
                                          Title:

Dated: June ___, 1999